EXHIBIT 21.1
LIST OF SUBSIDIARIES OF CARETRUST REIT, INC.*

1.	CareTrust GP, LLC**	51.	Lockwood Health Holdings LLC
2.	CTR Partnership, L.P.**	52.	Long Beach Health Associates LLC
3.	CareTrust Capital Corp.**	53.	Lowell Health Holdings LLC
4.	18th Place Health Holdings LLC	54.	Lowell Lake Health Holdings LLC
5.	49th Street Health Holdings LLC	55.	Lufkin Health Holdings LLC
6.	4th Street Holdings LLC	56.	Meadowbrook Health Associates LLC
7.	51st Avenue Health Holdings LLC	57.	Memorial Health Holdings LLC
8.	Anson Health Holdings LLC	58.	Mesquite Health Holdings LLC
9.	Arapahoe Health Holdings LLC	59.	Mission CCRC LLC
10.	Arrow Tree Health Holdings LLC	60.	Moenium Holdings LLC
11.	Avenue N Holdings LLC	61.	Mountainview Communitycare LLC
12.	Big Sioux River Health Holdings LLC	62.	Northshore Healthcare Holdings LLC
13.	Boardwalk Health Holdings LLC	63.	Oleson Park Health Holdings LLC
14.	Bogardus Health Holdings LLC	64.	Orem Health Holdings LLC
15.	Burley Healthcare Holdings LLC	65.	Paredes Health Holdings LLC
16.	Casa Linda Retirement LLC	66.	Plaza Health Holdings LLC
17.	Cedar Avenue Holdings LLC	67.	Polk Health Holdings LLC
18.	Cherry Health Holdings LLC	68.	Prairie Health Holdings LLC
19.	CM Health Holdings LLC	69.	Price Health Holdings LLC
20.	Cottonwood Health Holdings LLC	70.	Queen City Health Holdings LLC
21.	Dallas Independence LLC	71.	Queensway Health Holdings LLC
22.	Dixie Health Holdings LLC	72.	RB Heights Health Holdings LLC
23.	Emmett Healthcare Holdings LLC	73.	Regal Road Health Holdings LLC
24.	Ensign Bellflower LLC	74.	Renee Avenue Health Holdings LLC
25.	Ensign Highland LLC	75.	Rillito Holdings LLC
26.	Ensign Southland LLC	76.	Rio Grande Health Holdings LLC
27.	Everglades Health Holdings LLC	77.	Salmon River Health Holdings LLC
28.	Expo Park Health Holdings LLC	78.	Salt Lake Independence LLC
29.	Expressway Health Holdings LLC	79.	San Corrine Health Holdings LLC
30.	Falls City Health Holdings LLC	80.	Saratoga Health Holdings LLC
31.	Fifth East Holdings LLC	81.	Silver Lake Health Holdings LLC
32.	Fig Street Health Holdings LLC	82.	Silverada Health Holdings LLC
33.	Flamingo Health Holdings LLC	83.	Sky Holdings AZ LLC
34.	Fort Street Health Holdings LLC	84.	Snohomish Health Holdings LLC
35.	Gazebo Park Health Holdings LLC	85.	South Dora Health Holdings LLC
36.	Gillette Park Health Holdings LLC	86.	Stillhouse Health Holdings LLC
37.	Golfview Holdings LLC	87.	Temple Health Holdings LLC
38.	Granada Investments LLC	88.	Tenth East Holdings LLC
39.	Guadalupe Health Holdings LLC	89.	Terrace Holdings AZ LLC
40.	Gulf Coast Buyer 1 LLC	90.	Trinity Mill Holdings LLC
41.	Hillendahl Health Holdings LLC	91.	Trousdale Health Holdings LLC
42.	Hillview Health Holdings LLC	92.	Tulalip Bay Health Holdings LLC
43.	Irving Health Holdings LLC	93.	Valley Health Holdings LLC
44.	Ives Health Holdings LLC	94.	Verde Villa Holdings LLC
45.	Jefferson Ralston Holdings LLC	95.	Wayne Health Holdings LLC
46.	Jordan Health Properties LLC	96.	Willits Health Holdings LLC
47.	Josey Ranch Healthcare Holdings LLC	97.	Willows Health Holdings LLC
48.	Kings Court Health Holdings LLC	98.	Wisteria Health Holdings LLC
49.	Lafayette Health Holdings LLC	99.	CTR Arvada Preferred, LLC**
50.	Lemon River Holdings LLC	100.	CTR Cascadia Preferred, LLC**

*	Unless otherwise indicated, the jurisdiction of formation or incorporation, as applicable, of each of the subsidiaries listed herein is Nevada.

**	Formed or incorporated in Delaware.